EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Registrant certifies, to the knowledge of the undersigned, that the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2026 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

BioNexus Gene Lab Corp.

Dated: August 14, 2026

/s/ Set Fui Chong
Set Fui Chong Chief Financial Officer (Principal Financial and Accounting Officer)